                                                                Exhibit 3.1


                                <Translation>

                           ARTICLES OF ASSOCIATION

                                      OF

                             AMWAY JAPAN LIMITED


                      Established:      April 26, 1977
                 Authenticated by
                  a notary public:      April 26, 1977
                     Incorporated:      June 1, 1977
                          Amended:      September 1, 1978
                          Amended:      January 4, 1979
                          Amended:      August 17, 1981
                          Amended:      May 12, 1982
                          Amended:      November 30, 1983
                          Amended:      April 28, 1984
                          Amended:      March 10, 1987
                          Amended:      August 20, 1987
                          Amended:      August 27, 1987
                          Amended:      September 18, 1987
                          Amended:      October 9, 1987
                          Amended:      October 16, 1987
                          Amended:      October 20, 1987
                          Amended:      December 15, 1987
                          Amended:      November 30, 1989
                          Amended:      August 23, 1990
                          Amended:      November 30, 1990
                          Amended:      November 28, 1991
                          Amended:      November 27, 1992
                          Amended:      November 26, 1993
                          Amended:      November 29, 1994

                            ARTICLES OF ASSOCIATION
                            -----------------------

                              TABLES OF CONTENTS
                              ------------------

    Article                                                             Page
    -------                                                             ----
       1 .    Corporate Name                                              1
       2 .    Purposes                                                    1
       3 .    Location of Head Office                                     2
       4 .    Method of Public Notice                                     2
       5 .    Total Number of Shares Authorized to be Issued              2
       6 .    Par Value of Each Par Value Share                           2
       7 .    Number of Shares Constituting One Unit                      2
       8 .    Share Handling Regulations                                  3
       9 .    Transfer Agent                                              3
       10.    Record Date                                                 3
       11.    Convocation                                                 4
       12.    Persons Entitled to Convene General Meetings of             4
              Shareholders and Chairman thereof
       13.    Resolutions                                                 4
       14.    Exercise of Voting Rights by Proxy                          5
       15.    Number                                                      5
       16.    Election                                                    5
       17.    Term of Office                                              5
       18.    Representative Directors and Executive Directors            6
       19.    Persons Entitled to Convene Meetings of the                 6
              Board of Directors and Chairman thereof
       20.    Notice of Convocation                                       6
       21.    Resolutions                                                 6
       22.    Regulations of the Board of Directors                       6
       23.    Remuneration and Retirement Allowances                      7
       24.    Number                                                      7
       25.    Election                                                    7
       26.    Term of Office                                              7
       27.    Full-Time Statutory Auditor                                 8
       28.    Notice of Convocation                                       8
       29.    Resolutions                                                 8

       30.    Regulations of the Board of Statutory Auditors                                              8
       31.    Remuneration and Retirement Allowances                                                      8
       32.    Fiscal Period and the Date for Settlement                                                   8
              of Accounts
       33.    Cash Dividends                                                                              9
       34.    Interim Dividends                                                                           9
       35.    Prescription Period for Payment of Dividends, etc.                                          9
       36.    Conversion of Convertible Bonds and Dividends                                               9
   Supplementary Provisions                                                                              10

                           ARTICLES OF ASSOCIATION
                           -----------------------
                                      OF
                                      --
                             AMWAY JAPAN LIMITED
                             -------------------

                                  CHAPTER I
                                  ---------
                              GENERAL PROVISIONS
                              ------------------

ARTICLE 1.   CORPORATE NAME
----------   --------------
         The Company shall be called "NIHON AMWAY KABUSHIKI KAISHA" and indicated as "AMWAY JAPAN LIMITED" in English.

ARTICLE 2.   PURPOSES
----------   --------
         The purposes of the Company shall be to engage in the following business activities:
1. the import, export, manufacture, sale and sale for consignment of the following goods:
         (1) soaps, cleansers, detergents, quasi-pharmaceuticals, cosmetics and cosmetic accessories;
         (2) nutritionally-enriched food supplements (containing nutritive elements such as vitamins, calcium, proteins and fats, and natural fibers), macaroni, spaghetti and other noodles, food additives, seasonings, jam, confectioneries and soft drinks;
         (3)     coffee, tea, cocoa and the like;
         (4)     pet food;
         (5)     clothing, textile and accessories;
         (6)     writing materials, stationery, office supplies;
         (7)     cooking utensils, tableware and household goods;
         (8)     electrical appliances; and
         (9)     chemical products;
2. the import, export, sale and sale for consignment of leather, leather products, cloth products such as





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
         bags, toys, playing materials, flowers and other plants;
3.       the publishing and sale of magazines and other periodicals and books;
4. the import, export, production, and sale of compact discs, cassette tapes, video tapes, phonographic records and other types of visual and audio software;
5. the import, export and sale of cameras, photographic film, and photographic equipment;
6.       the liability insurance agency business;
7. the business of introduction of prospective life insurance policy holders and the business relating to life insurance solicitation; and
8.       any and all other business incidental to the foregoing.

ARTICLE 3.  LOCATION OF HEAD OFFICE
----------  -----------------------
         The head office of the Company shall be situated in Minato-ku, Tokyo.

ARTICLE 4.  METHOD OF PUBLIC NOTICE
----------  -----------------------
         Public notices of the Company shall be given by publishing the notice in the Nippon Keizai Shimbun.

                                  CHAPTER II
                                  ----------
                                    SHARES
                                    ------

ARTICLE 5.  TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED
----------  ----------------------------------------------
         The total number of shares authorized to be issued by the Company shall be 256,000,000.

ARTICLE 6.  PAR VALUE OF EACH PAR VALUE SHARE
----------  ---------------------------------
        The par value of each par value share shall be fifty yen (Y.50).




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
ARTICLE 7.  NUMBER OF SHARES CONSTITUTING ONE UNIT
----------  --------------------------------------
         The number of shares constituting one unit of shares of the Company shall be one hundred (100).

ARTICLE 8.  SHARE HANDLING REGULATIONS
----------  --------------------------
         The denomination of share certificates, registration of transfer of shares, registration of pledges on shares and cancellation thereof, indication of trust property on shares and cancellation thereof, re-issuance of share certificates, purchase of shares not constituting a full unit and other procedures relating to handling of shares and the fees there for shall be provided for in the Share Handling Regulations to be established by the Board of Directors.

ARTICLE 9.  TRANSFER AGENT
----------  --------------
         (1) The Company shall appoint a transfer agent with respect to its shares.
         (2) The transfer agent of the Company and its share handling office shall be determined by a resolution of the Board of Directors.
         (3) The Register of Shareholders and the Beneficial Owners List of the Company shall be maintained at the share handling office of the transfer agent, and the registration of transfer of shares, registration of pledges on shares and cancellation thereof, indication of trust property on shares and cancellation thereof, re-issuance of share certificates, purchase of shares not constituting a full unit, receipt of various notifications and other business relating to shares shall be handled by the transfer agent and not by the Company.

ARTICLE 10.  RECORD DATE
-----------  -----------

         (1) Shareholders (hereinafter the term "Shareholders" shall include Beneficial Owners) whose names are entered in the Register of Shareholders and the Beneficial Owners List by the end of August 31 each year shall be entitled to exercise their rights as shareholders at an Ordinary General Meeting of Shareholders of the year.
         (2) In addition to the preceding paragraph and other provisions of these Articles of Association or whenever necessary, the Company, by a resolution of the Board of Directors, regard shareholders or pledgees who are registered in the Register of Shareholders and in the Beneficial Owners List at a fixed date as those who shall be entitled to exercise their rights as shareholders, by giving prior public notice.

                                 CHAPTER III
                                 -----------
                       GENERAL MEETINGS OF SHAREHOLDERS
                       --------------------------------

ARTICLE 11.  CONVOCATION
-----------  -----------
         An Ordinary General Meeting of Shareholders of the Company shall be convened within three (3) months from the day following the date for settlement of accounts in respect of each fiscal period, and an Extraordinary General Meeting of Shareholders shall be convened whenever necessary.

ARTICLE 12.  PERSONS ENTITLED TO CONVENE GENERAL
-----------  -----------------------------------
             MEETINGS OF SHAREHOLDERS AND CHAIRMAN THEREOF
             ---------------------------------------------
         (1) The President and Director shall convene a General Meeting of Shareholders pursuant to a resolution of the Board of Directors and act as chairman thereat unless otherwise provided by law or regulation.
         (2) Concerning the above-mentioned convocation and chairing of a General Meeting of Shareholders in the preceding paragraph, should the President and Director be unable to so act, or by a resolution at a meeting of the Board of Directors, one of the other Directors, in an order predetermined by the Board of Directors, shall act in his place.

ARTICLE 13.  RESOLUTIONS
-----------  -----------
         Resolutions at a General Meeting of Shareholders of the Company shall be adopted by a majority of the voting rights of the shareholders present thereat unless otherwise provided by law or regulation or by these Articles of Association.

ARTICLE 14.  EXERCISE OF VOTING RIGHTS BY PROXY
-----------  ----------------------------------
         (1) A shareholder of the Company or his statutory agent may exercise his voting rights by a proxy, who shall be another shareholder having voting rights of the Company.
         (2) The proxy mentioned in the preceding paragraph shall submit to the Company a document evidencing his power of representation at each General Meeting of Shareholders.

                                  CHAPTER IV
                                  ----------
                       DIRECTORS AND BOARD OF DIRECTORS
                       --------------------------------

ARTICLE 15.  NUMBER
-----------  ------
         The number of Directors of the Company shall be not more than twelve
(12).

ARTICLE 16.  ELECTION
-----------  --------
         (1) The Directors of the Company shall be elected, at a General Meeting of Shareholders, by a majority of the voting rights of the shareholders present who shall hold one-third (1/3) or more of the total number of issued shares with voting rights.
         (2) No cumulative voting shall be conducted in the election of Directors of the Company.

ARTICLE 17.  TERM OF OFFICE
-----------  --------------
         (1) The term of office of Directors of the Company shall expire upon the conclusion of the Ordinary General Meeting of Shareholders in respect of the last settlement of accounts which takes place within two (2) years after their assumptions of office.
         (2) The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall expire when the term of office of the present Directors in office expires.

ARTICLE 18.      REPRESENTATIVE DIRECTORS AND EXECUTIVE DIRECTORS
-----------      ------------------------------------------------
         (1) The Directors who shall represent the Company shall be elected by a resolution of the Board of Directors.
         (2) The Company may, by resolutions of the Board of Directors, appoint one (1) Chairman and Director, one (1) President and Director, and one
(1) or more Vice President and Directors, Senior Managing Directors and Managing Directors.

ARTICLE 19.      PERSONS ENTITLED TO CONVENE MEETINGS OF THE
-----------      -------------------------------------------
                 BOARD OF DIRECTORS AND CHAIRMAN THEREOF
                 ---------------------------------------
         (1) The President and Director shall convene meetings of the Board of Directors and act as chairman thereat unless otherwise provided by law or regulation.
         (2) Should the President and Director be unable to so act, one of the other Directors, in an order predetermined by the Board of Directors, shall act in his place.

ARTICLE 20.      NOTICE OF CONVOCATION
-----------      ---------------------
         Notice of convocation of meetings of the Board of Directors of the Company shall be dispatched to each Director and Statutory Auditor at least three (3) days prior to the date fixed for such meetings; provided, however, that in case of emergency, such period may be shortened.



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
ARTICLE 21.  RESOLUTIONS
-----------  -----------
         Resolutions at meetings of the Board of Directors of the Company shall be adopted by a majority of the Directors present, the quorum being a majority of the Directors in office.

ARTICLE 22.      REGULATIONS OF THE BOARD OF DIRECTORS
-----------      -------------------------------------
         Matters relating to the Board of Directors of the Company shall be governed by the Regulations of the Board of Directors to be established by its Board of Directors unless otherwise provided by law or regulation or by these Articles of Association.

ARTICLE 23.      REMUNERATION AND RETIREMENT ALLOWANCES
-----------      --------------------------------------
         The amounts of remuneration and retirement allowances for Directors of the Company shall be determined by resolutions of the General Meeting of Shareholders.

                                  CHAPTER V
                                  ---------
                       STATUTORY AUDITORS AND BOARD OF
                       -------------------------------
                              STATUTORY AUDITORS
                              ------------------

ARTICLE 24.      NUMBER
-----------      ------
         The number of Statutory Auditors of the Company shall be not more than four (4).

ARTICLE 25.      ELECTION
-----------      --------
         The Statutory Auditors of the Company shall be elected, at a General Meeting of Shareholders, by a majority of the voting rights of the shareholders present who shall hold one-third (1/3) or more of the total number of issued shares with voting rights.

ARTICLE 26.  TERM OF OFFICE
-----------  --------------
         (1) The term of office of Statutory Auditors of the Company shall expire upon the conclusion of the Ordinary General Meeting of Shareholders in respect of the last settlement of accounts which takes place within three (3) years after their assumptions of office.
         (2) The term of office of a Statutory Auditor elected to fill a vacancy created by the resignation of a Statutory Auditor before expiration of his term of office shall expire when the term of office of the present Statutory Auditor who has retired would otherwise expire.

ARTICLE 27.  FULL-TIME STATUTORY AUDITOR
-----------  ---------------------------
         One (1) or more Statutory Auditor(s) to serve full-time shall be elected by the mutual decision of the Statutory Auditors of the Company.

ARTICLE 28.  NOTICE OF CONVOCATION
-----------  ---------------------
         Notice of convocation of meetings of the Board of Statutory Auditors of the Company shall be dispatched to each Statutory Auditor at least three (3) days prior to the date fixed for such meetings, provided, however, that in case of emergency, such period may be shortened.

ARTICLE 29.  RESOLUTIONS
-----------  -----------
         Resolutions at meetings of the Board of Statutory Auditors of the Company shall be adopted by a majority of the Statutory Auditors in office unless otherwise provided by law or regulation.

ARTICLE 30.  REGULATIONS OF THE BOARD OF STATUTORY AUDITORS
-----------  ----------------------------------------------
         Matters relating to the Board of Statutory Auditors of the Company shall be governed by the Regulations of the Board of Statutory Auditors to be established by its Board of Statutory Auditors unless otherwise provided by law or regulation or by these Articles of Association.

ARTICLE 31.      REMUNERATION AND RETIREMENT ALLOWANCES
-----------      --------------------------------------
         The amounts of remuneration and retirement allowances for Statutory Auditors of the Company shall be determined by resolutions of the General Meeting of Shareholders.

                                  CHAPTER VI
                                  ----------
                                   ACCOUNTS
                                   --------

ARTICLE 32.      FISCAL PERIOD AND-THE DATE FOR SETTLEMENT OF ACCOUNTS
-----------      -----------------------------------------------------
         The fiscal period of the Company shall commence on September 1 of each year and end on August 31 of the following year, and the last day of the fiscal period shall be the date for settlement of accounts.

ARTICLE 33.      CASH DIVIDENDS
-----------      --------------
         Cash dividends of the Company shall be paid to the shareholders or pledgees who are registered in the Register of Shareholders and in the Beneficial Owners List at the close of the last day for each settlement of accounts.

ARTICLE 34.      INTERIM DIVIDENDS
-----------      -----------------
         The Company may, by a resolution of the Board of Directors, pay cash distributions pursuant to Article 293-5 of the Commercial Code ("interim dividends") to the shareholders or pledgees who are registered in the Register of Shareholders and in the Beneficial Owners List at the close of the last day of February of each year.

ARTICLE 35.      PRESCRIPTION PERIOD FOR PAYMENT OF DIVIDENDS, ETC.
-----------      --------------------------------------------------
         If cash dividends, interim dividends or other various distributions are not collected within three (3) years from the date when the payment thereof becomes due, the Company shall be released from its obligation to make such payment.

ARTICLE 36.      CONVERSION OF CONVERTIBLE BONDS AND DIVIDENDS
-----------      ---------------------------------------------
         The initial cash dividends or interim dividends on shares issued upon conversion of convertible bonds of the Company shall be paid as though, and it shall be deemed that, conversion was effected on March 1, if a request for conversion is made during the period from March 1 to August 31, and on September 1, if a request for conversion is made during the period from September 1 of a year to the last day of February of the following year.

                          [SUPPLEMENTARY PROVISIONS]
         The amendment of Article 7 shall be effective on February 1, 1995. This supplementary provision shall be eliminated from these Articles of Association upon the taking effect of Article 7.



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